U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
AND EXCHANGE ACT OF 1934

September 29, 2003
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(Date of earliest event reported):


Commission File #0-11078

THE AMERICAN EDUCATION CORPORATION
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(Exact name of small business issuer as specified in its charter)

Colorado
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(State or other jurisdiction of incorporation or organization)

84-0838184
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(IRS Employer Identification No.)

7506 North Broadway Extension, Suite 505, Oklahoma City, OK  73116
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(Address of principal executive offices)

(405) 840-6031
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(Issuer's telephone number)


Item 5.  Other events.

On September 29, 2003 The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION LICENSES STATE AND NATIONAL STANDARDS AND RELATED ACADEMIC SKILL SETS TO EDUCATIONAL TESTING SERVICE, PRINCETON, NJ."

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Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1: Company press release titled "THE AMERICAN EDUCATION CORPORATION LICENSES STATE AND NATIONAL STANDARDS AND RELATED ACADEMIC SKILL SETS TO EDUCATIONAL TESTING SERVICE, PRINCETON, NJ" dated September 29, 2003.




                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on September 29, 2003.

                                  THE AMERICAN EDUCATION CORPORATION


Date:  September 29, 2003          By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

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Exhibit No.

     99.1  Company press release titled " THE AMERICAN EDUCATION
           CORPORATION LICENSES STATE AND NATIONAL STANDARDS AND
           RELATED ACADEMIC SKILL SETS TO EDUCATIONAL TESTING SERVICE, PRINCETON, NJ" dated September 29, 2003.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

         THE AMERICAN EDUCATION CORPORATION LICENSES STATE AND
         NATIONAL STANDARDS AND RELATED ACADEMIC SKILL SETS TO
               EDUCATIONAL TESTING SERVICE, PRINCETON, NJ

Oklahoma City, September 29, 2003: The American Education Corporation
(AEC) (OTC/BB: AEDU) is pleased to announce that it has licensed its proprietary database of state academic standards for grades 1-12, for distribution with certain products of Educational Testing Service
(ETS), Princeton, NJ. The license also includes use, by ETS, of AEC's proprietary Intermediary Skill Database to align these standards to instructional content produced by ETS. ETS is the world's largest private educational testing and assessment services provider. The terms of the two-year agreement also provide for AEC's ongoing maintenance of the databases and allow ETS to incorporate the Standards Database in current and future products. The impact of this agreement is not considered material on the future financial performance of AEC.

Jeffrey E. Butler, Chief Executive Officer, stated: "This development provides important recognition for this company's approach to student assessment and automated prescription. The databases are used in AEC's own products to effectively prescribe developmental coursework from AEC's significant body of content for K-12, post secondary and adult literacy.

AEC was one of the first in the industry to construct a database of instructional objectives that was reflective of all major states and the national standards for learners and to align this large body of work to elementary, middle, secondary and post-secondary instructional curriculum provided by its A+dvanced Learning System, registered trademark, A+nyWhere Learning System, registered trademark and A+dvancer, trademark, product families. Each of these products has the capability for computer adaptive assessment of specific student academic skills aligned to specific standards in most core subject areas and grades, while assisting educators in testing and recording annual yearly progress, as well as tracking and reporting on individual, class and school performance. This assessment against important standards allows for diagnosis and prescription of coursework designed to improve specifically identified skill deficiencies. This capability is integrated into powerful reporting and management capabilities that also provide school administrators with an extensive range of customizable reports, including recently released specific reports to deal with the No Child Left Behind (NCLB) requirements. The Company's products help schools to administer the reports required by most states and the federal government for the wide range of tests now administered in the nation's schools."

The American Education Corporation's Java-based technology, the A+nyWhere Learning System family of educational software products, provides a research-based, integrated curriculum offering of software for grade levels 1-12 for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All Company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed computer adaptive, companion academic skill assessment testing tools to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 10,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, the leading college readiness test for students enrolling in full credit secondary coursework in mathematics, reading, algebra and writing.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


THE AMERICAN EDUCATION CORPORATION
7506 BROADWAY EXTENSION
OKLAHOMA CITY, OK 73116
1-800-34APLUS
www.amered.com

Pre03-6